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                                                               EXECUTION VERSION

                                                                   EXHIBIT 10.74

                              RETIREMENT AGREEMENT

This Retirement Agreement ("Agreement") is entered into by and between The Gymboree Corporation, its successors, subsidiaries, and affiliates (the "Company"), and Lisa Harper ("Executive").

      WHEREAS, Executive has informed the Company that she intends to retire from the Company and resign as an employee, Chief Creative Officer, Chairman of the Board and as a director of the Company;

      NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as the "Parties") hereby agree as follows:

      1. RETIREMENT. Executive hereby resigns as an employee, Chief Creative Officer, Chairman of the Board and as a director of the Company, effective as of July 20, 2006 (the "Retirement Date").

      2. CONSIDERATION. In return for Executive's promises herein, the Company agrees to the following:

      (a) Company shall pay Executive a one-time lump sum payment of $1,161,000.00, less applicable withholdings and authorized deductions, within ten (10) business days after the six (6) month anniversary of the Effective Date (as defined in Section 13).

      (b) On July 20, 2006, all of Executive's unvested stock options that would have vested on or before June 30, 2007, shall become fully vested. The balance of Executive's unvested stock options shall be cancelled as of the Effective Date. Executive shall have until ninety (90) days after the Retirement Date to exercise all vested options. Executive acknowledges and agrees that amendment of Executive's option agreements to extend the exercise period from thirty (30) to ninety (90) days for certain incentive stock options (ISOs) held by Executive will disqualify Executive's stock options as ISOs and cause them to be treated as a non-qualified stock option (NSO) for tax purposes. Executive agrees that she will not exercise any stock options accelerated by this Section 2(b) until July 28, 2006.

      (c) Executive shall continue to receive the Company's standard insurance benefits through August 31, 2006. Executive shall thereafter have the right to convert her health insurance to individual coverage pursuant to COBRA. All monies due Executive from her participation in the Company's 401(k) and 1993 Employee Stock Purchase Plan will be available in accordance with the rules of each individual benefit program.

      (d) Executive shall return the automobile currently leased by the Company for Executive within sixty (60) days of the Retirement Date.

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                                                               EXECUTION VERSION

      3. COMPENSATION, BENEFITS, AND APPROVED BUSINESS EXPENSE REIMBURSEMENT. Executive acknowledges and agrees Executive has been paid all compensation, benefits, payments, reimbursements and accrued vacation due to Executive as of the Effective Date, except for those specifically provided for in this Agreement and yet to be paid as set forth herein. The Company shall reimburse Executive for approved business expenses incurred through the Retirement Date, subject to Executive's compliance with the Company's policies, procedures, and rules on such expenses and documentation thereof. All expenses must be submitted within sixty (60) days of the Retirement Date.

      4. CONFIDENTIAL INFORMATION. Executive acknowledges that she has had access to confidential information. "Confidential Information" shall mean all aspects of the business and/or personal lives of any past, present or future officer or director of the Company, all trade secrets and other proprietary and confidential information relating to the Company, including financial information, payroll information, pricing information and cost of goods or sales information, employee information, product sourcing information, formulas, designs, fabrics, patterns, computer data or programs, know how, data, existing and prospective vendor and supplier lists, files and prices, agreements and contracts, documents, methods of conducting business, financial and accounting statements and records, business plans, budgets and projections, prospective customer and vendor proposals, technical information, marketing materials and concepts, methods for developing and maintaining business relationships with vendors, customers and prospective customers and any information designated as Confidential Information by the Company. Executive acknowledges and agrees that she will not, at any time without the prior written authorization of the Chief Executive Officer of the Company, directly or indirectly use, divulge, furnish or make accessible to any person any Confidential Information, but instead shall keep all Confidential Information strictly and absolutely confidential. Further, Executive certifies that she has returned to the Company all Confidential Information in her possession. Nothing contained in this paragraph shall be construed as a non-competition agreement; however, this confidentiality agreement applies to any and all of Executive's activities with respect to prospective or actual employers and in the case of self-employment. Further, for a period of twelve (12) months from the Effective Date, Executive agrees to comply with the Company's Business and Ethics Code of Conduct.

      5. COMPANY PROPERTY. Executive shall return all Company property, including without limitation, credit cards, pagers, and Blackberry devices and shall return all originals and copies (including computer files and discs) containing confidential and proprietary information in her possession to the Company on or before the Effective Date; provided however, that Executive may retain the Company cell phone and the Company laptop computer that she currently uses provided, however, that all Confidential Information and other Company information is deleted from such laptop computer.

      6. CONFIDENTIALITY OF SETTLEMENT INFORMATION. Executive agrees that she will keep the fact, terms, and amount of this Agreement and the discussions and negotiations related to this Agreement ("Settlement Information") completely confidential and that she will not hereafter disclose any Settlement Information to anyone, provided that Executive

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                                                               EXECUTION VERSION

and Company may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes (the Parties specifically acknowledge that this Agreement will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission. Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information except as may be required by law. Notwithstanding the foregoing, Executive may disclose the terms of this Agreement to her attorney or tax advisor provided she informs said attorney or tax advisor of the confidential nature of the information provided. Executive may state to anyone that "all issues between Executive and the Company have been resolved" without violating this provision.

      7. NON-DISPARAGEMENT. Each Party agrees to refrain from any defamation, libel or slander of the other, including without limitation, disparagement of either party's name, qualifications, products or services. In addition, Executive agrees that she shall not at any time engage in any form of conduct, nor make any statements or representations, that disparage or otherwise impair the reputation, goodwill or interests of (a) the Company, its Board of Directors, or any of the past, current or future members thereof, (b) the products of the Company or (c) the Company's attorneys, accountants, or other independent contractors, or their successors, in connection with their services to the Company; provided however, that notwithstanding the foregoing, from and after the third anniversary of the Effective Date, Executive may make statement or representations concerning the Company based on factually accurate information. All inquiries by potential future employers of Executive will be directed to Senior Vice President, Human Resources.

      8. COMMENTS TO FINANCIAL PRESS. Executive acknowledges that she is no longer authorized to act as a representative of the Company in any manner and shall, in addition to Executive's obligations under Sections 4 and 6, not discuss the Company, its operations, business, management or other aspects of its business with financial analysts and the press.

      9. NON-SOLICITATION OF EMPLOYEES. Executive agrees that for a period of one (1) year immediately following the Effective Date, she shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's present or future employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit or encourage or take away employees of the Company, or otherwise terminate or reduce their relationship with the Company, either for herself or for any other person or entity. For purposes of this Section 9, "employees" shall include independent contractors, agents and business partners of the Company.

      10. DIRECTORSHIP. Executive agrees that she will not seek or accept a nomination to the Board of Directors of the Company unless requested by a majority of the Board of Directors.

      11. RELEASE OF CLAIMS. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the

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                                                               EXECUTION VERSION

Company. Executive and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, subsidiary, predecessor and successor corporations and their affiliates, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, subsidiary, predecessor and successor corporations and their affiliates, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation,

      (a) any and all claims relating to or arising from Executive's employment relationship with and service as a director of the Company and the termination of that relationship and service;

      (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

      (c) any and all claims of wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; retaliation, defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

      (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, and the California Labor Code;

      (e) any and all claims for violation of the federal, or any state, constitution;

      (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

      (g) any and all claims for attorneys' fees and costs.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

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                                                               EXECUTION VERSION

      12. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Executive and the Company acknowledge that each is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

      Executive and the Company, being aware of and having bargained for said code section, each agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

      13. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Executive acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that she has been advised by this writing that: (a) she should consult with an attorney prior to executing this Agreement; (b) she has twenty-one (21) days within which to consider this Agreement; (c) she has seven (7) days following her execution of this Agreement to revoke the Agreement by doing so by overnight delivery addressed to Marina Armstrong, Senior Vice President, at the Company; and (d) this Agreement shall not be effective until the seven-day revocation period has expired ("Effective Date").

      14. LIQUIDATED DAMAGES. The Company and Executive acknowledge and agree that Sections 4, 6, 7, 8 and 9 of this Agreement are material terms of this Agreement and the time and expenses involved in proving in any forum the actual damage or loss suffered by the Company if there is a breach of Sections 4, 6, 7, 8 or 9 make any such breach appropriate for liquidated damages. Accordingly, instead of requiring any proof of damages or losses, the Parties hereto agree that Executive shall pay the Company the sum of Two Hundred and Fifty Thousand Dollars ($250,000) for any single incident of breach of Sections 4, 6, 7, 8 or 9 (but not as a penalty). This liquidated damages provision shall not be interpreted so as to require multiple payments if there is only one breach by Executive. The Company, if it seeks liquidated damages, shall have the burden of proof by a preponderance of the evidence establishing the breach of any of Sections 4, 6, 7, 8 and/or 9. Attorneys' fees and costs shall be awarded to the prevailing party. The Parties acknowledge and agree that this sum is reasonable under the circumstances. Neither the breach of any of Sections 4, 6, 7, 8 and/or 9 nor the payment of liquidated damages by any person or entity shall affect the Company's other rights or remedies or the continuing validity or enforceability of this Agreement. In addition, the Company may seek the issuance of a temporary restraining order and then an injunction, or may seek any other equitable relief available to Company under applicable law.

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                                                               EXECUTION VERSION

      15. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      16. NO PENDING OR FUTURE LAWSUITS. Executive represents that she has no lawsuits, claims or actions pending in her name, on behalf of any other person or entity, against the Company or any other person or entity referred to herein with any state, federal or local agency or court. Executive also represents that she will not do so at any time hereafter (either on her account or as a member of a class) and that if any agency or court assumes jurisdiction of any complaint, claim, or action (including, without limitation, any class action) against the Company or its affiliated companies or any of their officers, agents, directors, supervisors, employees, or representatives on behalf of the Executive, the Executive will direct that agency or court to withdraw from or dismiss with prejudice the matter as to any claim made by her or on her behalf.

      17. COOPERATION. Executive shall make herself available to the Company in order to respond to reasonable requests for information pertaining to the Company. Executive shall cooperate fully in connection with any and all existing or future depositions, litigations or investigations brought by or against the Company or any of its agents, officers, directors, or employees, whether administrative, civil or criminal in nature, in which and to the extent Executive's cooperation is necessary. In the event that Executive is subpoenaed in connection with any litigation or investigation, Executive will immediately notify the Company and shall give the Company an opportunity to respond to such notice before taking any action or making any decision in connection with such subpoena. The Company will reimburse Executive for reasonable out-of-pocket expenses incurred as a result of such cooperation.

      18. ENTIRE AGREEMENT. This Agreement, and the other agreements referenced herein, represent the entire agreement and understanding between the Company and Executive concerning Executive's retirement from the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's relationship with the Company.

      19. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Executive and the Chief Executive Officer, Chief Financial Officer or the Senior Vice President, Human Resources of the Company.

      20. COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

      21. ENFORCEMENT. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to enforcement in any court of general jurisdiction in San Francisco County. The

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Parties agree that the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys fees and costs incurred to enforce this Agreement.

      22. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that she has the capacity to act on her own behalf and on behalf of all whom might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      23. NON-ADMISSION. This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Executive or any person, violation of any order, law, statute, duty, or contract whatsoever against the Executive or any person. The Company specifically disclaims any liability to the Executive or any other person for any alleged violation of the rights of the Executive or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company, its employees or agents or related companies or their employees or agents.

      24. WAIVER. No claim or right arising out of a breach or default under this Agreement can be discharged by a waiver of that claim or right unless the waiver is in writing and signed by the party hereto to be bound by such waiver. A waiver by either party hereto of a breach or default by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such Agreement in its entirety shall remain in full force and effect.

      25. SUCCESSORS. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors and assigns. The Executive expressly warrants that the Executive has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

      26. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      27. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

      28. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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                                                               EXECUTION VERSION

      29. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

      (a) They have read this Agreement;

      (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

      (c) They understand the terms and consequences of this Agreement and of the release it contains;

      (d) They are fully aware of the legal and binding effect of this Agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                 THE GYMBOREE CORPORATION

Date: July 19, 2006              By /s/ Matthew McCauley
                                    ---------------------------------
                                         Matthew McCauley
                                         Chief Executive Officer

Date: July 19, 2006              /s/ LISA HARPER
                                 ------------------------------------
                                 LISA HARPER

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